EXHIBIT 99.1

Integer Holdings Corporation Reports Results for Fourth Quarter and Full Year 2020

~ Strong 4Q sequential sales and profit increase ~
~ 4Q sales at the high end of guidance, profit above guidance ~
~ Strong cash management … reduced net total debt by $123 million in 2020 ~

PLANO, Texas, Feb. 18, 2021 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource manufacturer, today announced results for the three and twelve months ended December 31, 2020. Unless otherwise stated, all results and comparisons are from continuing operations.

Executing strategy through the COVID-19 pandemic

  Throughout the pandemic, Integer associates continue to deliver critical products that customers and patients rely on every day.
  Integer’s Manufacturing Excellence strategic imperative delivered strong operational results in 2020, delivering productivity and continued improvements in safety, quality and on-time delivery.
  Integer continues to invest in its product line and operational strategy to create long-term value, including manufacturing capabilities, R&D resources and talent additions to execute the strategic imperatives.

Fourth Quarter 2020 Financial Results (compared to fourth quarter 2019, except as noted)

  Integer delivered fourth quarter sales at the high end of guidance and profit above guidance.
  Strong sequential improvement versus the third quarter including margin expansion on sales recovery and continued operating efficiencies.
  Sales declined 17% to $269 million.
  GAAP net income grew $4 million to $15 million, an increase of 40%. Adjusted net income declined $18 million to $23 million, a decrease of 43%.
  Adjusted EBITDA declined $24 million to $49 million, a decrease of 33%.
  GAAP diluted EPS grew $0.14 per share to $0.47 per share, an increase of 42%. Adjusted EPS declined $0.54 per share to $0.71 per share, a decrease of 43%.
  Net total debt decreased $59 million from the end of the third quarter 2020 to $689 million.

Full Year 2020 Financial Results (compared to full year 2019)

  Sales declined 15% to $1.073 billion.
  GAAP net income declined $14 million to $77 million, a decrease of 15%. Adjusted net income declined $63 million to $92 million, a decrease of 41%.
  GAAP diluted EPS declined $0.43 per share to $2.33 per share, a decrease of 16%. Adjusted EPS declined $1.91 per share to $2.77 per share, a decrease of 41%.
  Adjusted EBITDA declined $94 million to $190 million, a decrease of 33%.
  Generated $181 million of cash flow from operating activities.
  Reduced net total debt by $123 million.

“Our fourth quarter results reflect the beginning of the recovery from the pandemic as both sales and profit improved significantly from the third quarter,” said Joseph Dziedzic, Integer’s president and CEO. “Integer’s dedicated associates continued to deliver for our customers and their patients while executing our strategy to achieve excellence in everything we do. Our strong operational performance and continued strong cash generation last year enabled Integer to increase investments in our strategy versus 2019. During 2020, Integer improved our manufacturing processes, enhanced our customer relationships, built and added leadership capability and strengthened our culture, positioning 2021 to be a return to profitable growth on our Journey to Excellence.”

Discussion of Product Line Fourth Quarter and Full Year Sales

  Cardio & Vascular sales declined 14% in the fourth quarter and full year sales declined 7%. Sales were negatively impacted by the COVID-19 pandemic and a blend of our customers’ responses across nearly all C&V markets.
  Cardiac & Neuromodulation sales declined 21% in the fourth quarter and full year sales declined 24%. CRM and Neuromodulation declined due to the COVID-19 pandemic impact and a blend of our customers’ responses. Additionally, the fourth quarter 2019 Nuvectra bankruptcy created a $17 million headwind for the full year.
  Advanced Surgical, Orthopedics & Portable Medical includes sales to the acquirer of our AS&O product line, Viant, under supply agreements associated with the divestiture. Fourth quarter sales declined 12% and full year sales decreased 8%, driven by the COVID-19 pandemic impact and a blend of our customers’ responses.
  Electrochem sales declined 41% in the fourth quarter and full year sales declined 39% driven by a severe decline in the energy market and demand fall-out from the COVID-19 pandemic.

2021 Outlook

Our full year 2021 financial outlook reflects an expected recovery of the industry with year-over-year sales growth projected to be 8% to 12%. Integer’s first quarter sales are projected to be sequentially better than the fourth quarter of 2020 and we believe the second quarter should be similar or slightly better than the first quarter. We expect the improvement in the second half of 2021 to be determined by the pace of COVID-19 recovery.

We expect our operating income to reflect the increase in sales and the continued execution of our manufacturing excellence strategic imperative. We project to generate $90 to $110 of free cash flow, with an equivalent amount of net total debt reduction.

2021 Outlook(a)
(dollars in millions, except per share amounts)

First Quarter 2021

	GAAP		Non-GAAP(b)
	As Reported	Change	Adjusted	Change
Sales	$280 to $290	(15)% to (12)%	$280 to $290	(15)% to (12)%
Operating income	$29 to $34	(34)% to (23)%	$42 to $47	(29)% to (20)%

Full Year 2021

	GAAP		Non-GAAP(b)
	As Reported	Change	Adjusted	Change
Sales	$1,160 to $1,200	8% to 12%	$1,160 to $1,200	8% to 12%
Operating income	$116 to $136	(4)% to 13%	$170 to $190	18% to 32%
EBITDA	N/A	N/A	$230 to $250	21% to 32%
Net income	$74 to $91	(4)% to 18%	$113 to $130	23% to 41%
Earnings per Diluted Share	$2.24 to $2.74	(4)% to 17%	$3.40 to $3.90	23% to 41%

(a)	Except as described below, further reconciliations by line item to the closest corresponding GAAP financial measure for Adjusted operating income, Adjusted EBITDA, Adjusted net income, and Adjusted Earnings per Share (“EPS”), all from continuing operations, included in our “2021 Outlook” above, are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and visibility of the charges excluded from these non-GAAP financial measures.
(b)	Adjusted operating income for 2021 is expected to consist of GAAP operating income, excluding items such as intangible amortization, certain legal expenses, reorganization and realignment costs, asset dispositions and severance, totaling approximately $54 million ($13 million for first quarter), pre-tax. Adjusted net income and Adjusted EPS for 2021 are expected to consist of GAAP net income and diluted EPS, excluding items such as intangible amortization, certain legal expenses, reorganization and realignment costs, asset dispositions, severance, gains and losses on equity investments and loss on extinguishment of debt totaling approximately $49 million, pre-tax. The after-tax impact of these items is estimated to be approximately $39 million, or approximately $1.16 per diluted share.

Adjusted EBITDA is expected to consist of Adjusted net income, excluding items such as depreciation, interest, stock-based compensation and taxes totaling approximately $116 million to $120 million.

Supplemental Financial Information

	2021 Outlook	2020 Actual
Capital Expenditures, Net	$50 - $60	$47
Depreciation and Amortization	$80 - $90	$79
Stock-Based Compensation	$17 - $19	$9
Other Operating Expense	$8 - $12	$8
Adjusted Effective Tax Rate	15.5% - 17.5%	12.2%
Cash Tax Payments	$20 - $27	$18

Summary of Financial and Product Line Results from Continuing Operations

(dollars in thousands, except per share data)

	Three Months Ended
GAAP	December 31, 2020	December 31, 2019	Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$137,063	$158,504	(13.5)%	(14.3)%
Cardiac & Neuromodulation	93,838	119,262	(21.3)%	(21.3)%
Advanced Surgical, Orthopedics & Portable Medical	29,747	33,885	(12.2)%	(12.2)%
Total Medical Sales	260,648	311,651	(16.4)%	(16.7)%
Non-Medical Sales	8,311	13,986	(40.6)%	(40.6)%
Total Sales	$268,959	$325,637	(17.4)%	(17.8)%

Income from continuing operations	$15,427	$11,044	39.7%
Diluted EPS from continuing operations	$0.47	$0.33	42.4%

	Year Ended
GAAP	December 31, 2020	December 31, 2019	Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$569,948	$610,056	(6.6)%	(7.7)%
Cardiac & Neuromodulation	346,242	457,194	(24.3)%	(24.3)%
Advanced Surgical, Orthopedics & Portable Medical	121,788	132,429	(8.0)%	(8.0)%
Total Medical Sales	1,037,978	1,199,679	(13.5)%	(14.0)%
Non-Medical Sales	35,464	58,415	(39.3)%	(39.3)%
Total Sales	$1,073,442	$1,258,094	(14.7)%	(15.2)%

Income from continuing operations	$77,258	$91,218	(15.3)%
Diluted EPS from continuing operations	$2.33	$2.76	(15.6)%

(a)	Organic sales change is a Non-GAAP measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table C at the end of this release for a reconciliation of these amounts.

	Three Months Ended
Non-GAAP(a)	December 31, 2020	December 31, 2019	Change	Organic Change(b)
Adjusted EBITDA	$49,236	$73,273	(32.8)%	(30.6)%
Adjusted net income	$23,424	$41,421	(43.4)%	(40.4)%
Adjusted EPS	$0.71	$1.25	(43.2)%	(40.5)%

	Year Ended
Non-GAAP(a)	December 31, 2020	December 31, 2019	Change	Organic Change(b)
Adjusted EBITDA	$189,616	$283,770	(33.2)%	(32.9)%
Adjusted net income	$91,849	$154,468	(40.5)%	(39.8)%
Adjusted EPS	$2.77	$4.68	(40.8)%	(40.0)%

(a)	Refer to Tables A and B at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.
(b)	Organic change rates for Adjusted EBITDA from continuing operations, Adjusted net income, and Adjusted EPS are Non-GAAP measures. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table D at the end of this release for a reconciliation of these amounts.

Conference Call Information
The Company will host a conference call on Thursday, February 18, 2021, at 9:00 a.m. EDT / 8:00 a.m. CDT to discuss these results. The scheduled conference call will be webcast live and is accessible through our website at investor.integer.net or by dialing (833) 714-0898 (U.S.) or (778) 560-2691 (outside U.S.) and the conference ID is 1898248. The call will be archived on the Company’s website. An earnings call slide presentation containing supplemental information about the Company’s results will be posted to our website at investor.integer.net prior to the conference call and will be referenced during the conference call.

From time to time, the Company posts information that may be of interest to investors on its website at investor.integer.net. To automatically receive Integer financial news by email, please visit investor.integer.net and subscribe to email alerts.

About Integer®
Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, vascular, portable medical and orthopedics markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, the Company develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include Greatbatch Medical®, Lake Region Medical® and Electrochem®. Additional information is available at www.integer.net.

Contact Information
Tony Borowicz
SVP, Strategy, Business Development & Investor Relations
716.759.5809
tony.borowicz@integer.net

Notes Regarding Non-GAAP Financial Information

In addition to our results reported in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA margin, adjusted operating income, adjusted operating income margin, and organic change rates, all from continuing operations. Adjusted net income and adjusted EPS consist of GAAP amounts from continuing operations adjusted for the following to the extent occurring during the period: (i) acquisition and integration related expenses, including fair value adjustments to contingent consideration resulting from acquisitions, (ii) amortization of intangible assets, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain legal expenses, charges and gains, (vii) unusual or infrequently occurring items, (viii) (gain) loss on equity investments, (ix) extinguishment of debt charges, (x) the income tax provision (benefit) related to these adjustments and (xi) certain tax items that are outside the normal tax provision for the period. Adjusted EPS is calculated by dividing adjusted income from continuing operations by diluted weighted average shares outstanding. EBITDA is calculated by adding back interest expense, GAAP provision (benefit) for income taxes, depreciation and amortization expense, to income from continuing operations, which is the most directly comparable GAAP measure. Adjusted EBITDA consists of EBITDA plus GAAP stock-based compensation and the same adjustments as listed above except for items (ii), (ix), (x) and (xi).

Adjusted operating income consists of operating income from continuing operations adjusted for the same items listed above except for items (viii), (ix), (x) and (xi). Adjusted operating income margin is adjusted operating income as a percentage of sales.

Adjusted EBITDA margin is adjusted EBITDA as a percentage of sales. Organic sales change is reported sales growth adjusted for the impact of foreign currency and the contribution of acquisitions. To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue, and exclude the amount of sales acquired or divested during the period from the current/previous period amounts, respectively.

Organic change rates for adjusted EBITDA, adjusted net income and adjusted EPS exclude the impact of foreign currency exchange gains and losses included in other (income) loss, net, and the contribution of acquisitions. Contribution of acquisitions represents results, based on the growth rate being presented, attributable to acquired entities for the first four full quarters plus any partial period since the entities' acquisition date. After the completion of four full fiscal quarters, results of the acquired entity are treated as organic for current and comparable historical periods.

We believe that the presentation of adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted operating income, adjusted operating income margin, and organic change rates, provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations. In addition to the performance measures identified above, we believe that net total debt and leverage ratio provide meaningful measures of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of acquisitions and debt repayments. Net total debt is calculated as total principal amount of debt outstanding less cash and cash equivalents. We calculate leverage ratio as net total debt divided by adjusted EBITDA for the trailing 4 quarters.

Forward-Looking Statements

Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the impact of the COVID-19 global pandemic; future sales, expenses, and profitability; future development and expected growth of our business and industry; our ability to execute our business model and our business strategy; having available sufficient cash and borrowing capacity to meet working capital, debt service and capital expenditure requirements for the next twelve months; and projected capital spending. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or variations or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors include the following: the duration, scope and impact of the COVID-19 pandemic, including government, social, business and other actions taken in response to the pandemic and the effect of the pandemic on our associates, suppliers and customers as well as the global economy; our dependence upon a limited number of customers; pricing pressures that we face from customers; our ability to respond to changes in technology; the intense competition we face and our ability to successfully market our products; our ability to develop new products and expand into new geographic and product markets; our reliance on third party suppliers for raw materials, key products and subcomponents; the potential for harm to our reputation caused by quality problems related to our products; regulatory issues resulting from product complaints, recalls or regulatory audits; the potential of becoming subject to product liability claims; our ability to protect our intellectual property and proprietary rights; our significant amount of outstanding indebtedness and our ability to remain in compliance with financial and other covenants under our senior secured credit facilities; our ability to integrate acquisitions and operate acquired businesses in accordance with expectations; our dependence upon our senior management team and technical personnel; our ability to realize the benefits from cost savings and consolidation initiatives; interruptions in our manufacturing operations; our ability to comply with environmental regulations; our complex international tax profile; our dependence upon our information technology systems and our ability to prevent cyber-attacks and other failures; market, financial and other risks related to our international operations and sales; global economic factors, including currency exchange rates and interest rates; the fact that the healthcare industry is highly regulated and subject to various regulatory changes; the dependence of our energy market-related revenues on the conditions in the oil and natural gas industry; and other risks and uncertainties that arise from time to time and are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC. Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Condensed Consolidated Statements of Operations - Unaudited
(in thousands except per share data)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Sales	$268,959	$325,637	$1,073,442	$1,258,094
Cost of sales	195,750	249,607	787,735	903,084
Gross profit	73,209	76,030	285,707	355,010
Operating expenses:
Selling, general and administrative (SG&A)	35,037	37,661	109,006	138,695
Research, development and engineering	10,589	11,809	48,468	46,529
Other operating expenses (OOE)	(10)	3,912	7,621	12,151
Total operating expenses	45,616	53,382	165,095	197,375
Operating income	27,593	22,648	120,612	157,635
Interest expense	9,218	12,766	38,220	52,545
(Gain) loss on equity investments, net	(1,383)	(191)	(5,337)	475
Other (income) loss, net	1,755	343	1,522	(578)
Income from continuing operations before income taxes	18,003	9,730	86,207	105,193
Provision (benefit) for income taxes	2,576	(1,314)	8,949	13,975
Income from continuing operations	$15,427	$11,044	$77,258	$91,218

Discontinued operations:
Income (loss) from discontinued operations before taxes	—	(20)	—	5,296
Provision for income taxes	—	—	—	178
Income (loss) from discontinued operations	$—	$(20)	$—	$5,118

Net income	$15,427	$11,024	$77,258	$96,336

Basic earnings per share:
Income from continuing operations	$0.47	$0.34	$2.35	$2.80
Income from discontinued operations	$—	$—	$—	$0.16
Basic earnings per share	$0.47	$0.34	$2.35	$2.95

Diluted earnings per share:
Income from continuing operations	$0.47	$0.33	$2.33	$2.76
Income from discontinued operations	$—	$—	$—	$0.15
Diluted earnings per share	$0.47	$0.33	$2.33	$2.92

Weighted average shares outstanding:
Basic	32,880	32,688	32,845	32,627
Diluted	33,129	33,089	33,113	33,037

Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$49,206	$13,535
Accounts receivable, net	156,207	191,985
Inventories	149,323	167,256
Refundable income taxes	2,087	—
Contract assets	40,218	24,767
Prepaid expenses and other current assets	15,896	17,852
Total current assets	412,937	415,395
Property, plant and equipment, net	253,964	246,185
Goodwill	859,442	839,617
Other intangible assets, net	757,224	775,784
Deferred income taxes	4,398	4,438
Operating lease assets	45,153	42,379
Other long-term assets	38,739	29,295
Total assets	$2,371,857	$2,353,093
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$37,500	$37,500
Accounts payable	51,570	64,975
Income taxes payable	1,847	3,023
Current portion of lease liabilities	8,431	7,507
Accrued expenses and other current liabilities	56,843	66,073
Total current liabilities	156,191	179,078
Long-term debt	693,758	777,272
Deferred income taxes	182,304	187,978
Operating lease liabilities	37,861	37,114
Other long-term liabilities	30,688	19,163
Total liabilities	1,100,802	1,200,605
Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	700,814	701,018
Treasury stock	—	(8,809)
Retained earnings	517,516	440,258
Accumulated other comprehensive income	52,692	19,988
Total stockholders’ equity	1,271,055	1,152,488
Total liabilities and stockholders’ equity	$2,371,857	$2,353,093

Condensed Consolidated Statements of Cash Flows(a) - Unaudited
(in thousands)
	Year Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net income	$77,258	$96,336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,324	77,895
Debt related charges included in interest expense	4,774	7,772
Stock-based compensation	9,163	9,294
Non-cash charges related to customer bankruptcy	554	21,695
Non-cash lease expense	7,810	7,443
Non-cash (gain) loss on equity investments	(5,337)	475
Contingent consideration fair value adjustment	(2,000)	—
Other non-cash (gains) losses	600	(162)
Deferred income taxes	(6,966)	(10,285)
Gain on sale of discontinued operations	—	(4,974)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	38,153	(6,976)
Inventories	18,441	3,724
Prepaid expenses and other assets	(864)	(6,293)
Contract assets	(15,451)	(24,767)
Accounts payable	(9,055)	1,887
Accrued expenses and other liabilities	(10,721)	(2,744)
Income taxes	(4,342)	(4,962)
Net cash provided by operating activities	181,341	165,358
Cash flows from investing activities:
Acquisition of property, plant and equipment	(46,832)	(48,198)
Purchase of intangible asset	(4,607)	—
Proceeds from sale of property, plant and equipment	82	28
Purchase of equity investments	—	(417)
Proceeds from sale of discontinued operations	—	4,734
Acquisitions, net	(5,219)	(15,009)
Net cash used in investing activities	(56,576)	(58,862)
Cash flows from financing activities:
Principal payments of long-term debt	(87,500)	(111,500)
Proceeds from senior secured revolving line of credit	185,000	34,000
Payments of senior secured revolving line of credit	(185,000)	(39,000)
Proceeds from the exercise of stock options	3,263	3,242
Payment of debt issuance costs	(515)	(1,385)
Tax withholdings related to net share settlements of restricted stock unit awards	(3,820)	(3,283)
Principal payments on finance leases	(6)	—
Net cash used in financing activities	(88,578)	(117,926)
Effect of foreign currency exchange rates on cash and cash equivalents	(516)	(604)
Net increase (decrease) in cash and cash equivalents	35,671	(12,034)
Cash and cash equivalents, beginning of year	13,535	25,569
Cash and cash equivalents, end of year	$49,206	$13,535

(a)	The Condensed Consolidated Statements of Cash Flows - Unaudited includes cash flows related to discontinued operations.

Reconciliations of Non-GAAP Measures from Continuing Operations
Table A: Income from Continuing Operations and Diluted EPS Reconciliations
(dollars in thousands, except per share data)

	Three Months Ended
	December 31, 2020			December 31, 2019
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Income from continuing operations (GAAP)	$18,003	$15,427	$0.47	$9,730	$11,044	$0.33
Adjustments(a):
Amortization of intangibles	10,237	8,095	0.24	10,609	8,310	0.25
Certain legal expenses (SG&A)(b)	139	111	—	402	318	0.01
Other operating expenses (OOE)(c)	(10)	235	0.01	3,912	3,020	0.09
Gain on equity investments, net	(1,383)	(1,093)	(0.03)	(191)	(150)	—
Loss on extinguishment of debt	550	435	0.01	1,280	1,012	0.03
Customer bankruptcy (excluding OOE)(d)	16	13	—	23,827	18,823	0.57
Tax adjustments	—	201	0.01	—	(956)	(0.03)
Adjusted net income (Non-GAAP)	$27,552	$23,424	$0.71	$49,569	$41,421	$1.25

Diluted weighted average shares for adjusted EPS		33,129			33,089

	Year Ended
	December 31, 2020			December 31, 2019
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Income from continuing operations (GAAP)	$86,207	$77,258	$2.33	$105,193	$91,218	$2.76
Adjustments(a):
Amortization of intangibles	41,131	32,520	0.98	40,076	31,634	0.96
Certain legal expenses (gains) (SG&A)(b)	(26,811)	(21,180)	(0.64)	2,577	2,036	0.06
Other operating expenses (OOE)(c)	7,621	6,177	0.19	12,151	9,326	0.28
(Gain) loss on equity investments, net	(5,337)	(4,216)	(0.13)	475	376	0.01
Loss on extinguishment of debt	550	435	0.01	2,545	2,011	0.06
Customer bankruptcy (excluding OOE)(d)	1,229	971	0.03	23,827	18,823	0.57
Tax adjustments	—	(116)	—	—	(956)	(0.03)
Adjusted net income (Non-GAAP)	$104,590	$91,849	$2.77	$186,844	$154,468	$4.68

Diluted weighted average shares for adjusted EPS(l)		33,113			33,037

(a)	The difference between pre-tax and net of tax amounts is the estimated tax impact related to the respective adjustment. Net of tax amounts are computed using a 21% U.S. tax rate, and the statutory tax rates applicable in foreign tax jurisdictions, as adjusted for the existence of net operating losses (“NOLs”). Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.
(b)	Represents the net gain of $28.2 million, recorded during the third quarter of 2020 and received in the fourth quarter of 2020, in connection with the resolution of the AVX Corporation patent litigation matter, as well as expenses associated with non-ordinary course legal matters.
(c)	Other operating expenses includes acquisition and integration related expenses, facility consolidation, optimization, manufacturing transfer and system integration charges, asset write-down and disposition charges, charges in connection with corporate realignments or a reduction in force, unusual or infrequently occurring items. Other operating expenses for the fourth quarter of 2020 includes a $1.5 million adjustment to reduce the the fair value of acquisition-related contingent consideration liabilities.
(d)	In November 2019, one of our customers, Nuvectra Corporation, filed a voluntary Chapter 11 bankruptcy petition (the “Customer Bankruptcy”). During the fourth quarter of 2019, we recorded pre-tax charges totaling $24.2 million in connection with the Customer Bankruptcy. These expenses were primarily non-cash and included charges associated with certain Nuvectra-related assets, primarily consisting of inventory, accounts receivable, as well as certain non-cancelable inventory commitments. These charges were included in cost of sales ($21.4 million), SG&A expenses ($2.4 million) and Other Operating Expenses ($0.4 million) in our consolidated statement of operations. During 2020, we incurred costs and recorded charges associated with the Customer Bankruptcy, primarily consisting of charges related to inventory recorded in cost of sales in our consolidated statement of operations.

Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures.

Table B: EBITDA and Sales Reconciliations
(in thousands)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Income from continuing operations (GAAP)	$15,427	$11,044	$77,258	$91,218

Interest expense	9,218	12,766	38,220	52,545
Provision (benefit) for income taxes	2,576	(1,314)	8,949	13,975
Depreciation	10,082	9,889	38,193	37,819
Amortization of intangibles	10,237	10,609	41,131	40,076
EBITDA from continuing operations (Non-GAAP)	47,540	42,994	203,751	235,633
Certain legal expenses (gains)	139	402	(26,811)	2,577
Stock-based compensation (excluding OOE)	2,934	2,329	9,163	9,107
Other operating expenses (OOE)	(10)	3,912	7,621	12,151
(Gain) loss on equity investments, net	(1,383)	(191)	(5,337)	475
Customer bankruptcy (excluding amounts in OOE)	16	23,827	1,229	23,827
Adjusted EBITDA (Non-GAAP)	$49,236	$73,273	$189,616	$283,770

Total sales (GAAP)	$268,959	$325,637	$1,073,442	$1,258,094

Adjusted EBITDA margin	18.3%	22.5%	17.7%	22.6%

Table C: Organic Sales from Continuing Operations Change Reconciliation (% Change)

	GAAP Reported Growth	Impact of Acquisitions and Foreign Currency(a)	Non-GAAP Organic Change
Quarter over Quarter Change (4Q 2020 vs. 4Q 2019)
Medical Sales
Cardio & Vascular	(13.5)%	(0.8)%	(14.3)%
Cardiac & Neuromodulation	(21.3)%	—	(21.3)%
Advanced Surgical, Orthopedics & Portable Medical	(12.2)%	—	(12.2)%
Total Medical Sales	(16.4)%	(0.3)%	(16.7)%
Non-Medical Sales	(40.6)%	—	(40.6)%
Total Sales	(17.4)%	(0.4)%	(17.8)%

Year over Year Change (2020 vs. 2019)
Medical Sales
Cardio & Vascular	(6.6)%	(1.1)%	(7.7)%
Cardiac & Neuromodulation	(24.3)%	—	(24.3)%
Advanced Surgical, Orthopedics & Portable Medical	(8.0)%	—	(8.0)%
Total Medical Sales	(13.5)%	(0.5)%	(14.0)%
Non-Medical Sales	(39.3)%	—	(39.3)%
Total Sales	(14.7)%	(0.5)%	(15.2)%

(a)	Fourth quarter and full year 2020 and 2019 sales have been adjusted to exclude the contribution of business acquisitions and foreign currency exchange rate fluctuations.

Table D: Non-GAAP Organic Change Reconciliation (% Change)

	GAAP Reported Growth(a)	Impact of Non-GAAP Adjustments(b)	Impact of Acquisitions and Foreign Currency(c)	Non-GAAP Organic Change
Quarter over Quarter Change (4Q 2020 vs. 4Q 2019)
EBITDA from continuing operations	10.6%	(43.4)%	2.2%	(30.6)%
Income from continuing operations	39.7%	(83.1)%	3.0%	(40.4)%
Diluted EPS from continuing operations	42.4%	(85.6)%	2.7%	(40.5)%

Year over Year Change (2020 vs. 2019)
EBITDA from continuing operations	(13.5)%	(19.7)%	0.3%	(32.9)%
Income from continuing operations	(15.3)%	(25.2)%	0.7%	(39.8)%
Diluted EPS from continuing operations	(15.6)%	(25.2)%	0.8%	(40.0)%

(a)	EBITDA is a non-GAAP financial measure. See Table B for a reconciliation to the most comparable GAAP measure.
(b)	Represents the impact to our growth rate from our Non-GAAP adjustments. See Tables A and B for further detail on these items.
(c)	Represents the impact to our growth rate due to changes in foreign currency exchange rates realized in income and reported in other (income) loss, net in the consolidated statements of operations, and the adjustment to exclude the contribution of acquisitions when applicable.

Table E: Net Total Debt Reconciliation
(in thousands)

	December 31, 2020	December 31, 2019
Current portion of long-term debt	$37,500	$37,500
Long-term debt	693,758	777,272
Total debt	731,258	814,772
Add: Unamortized discount and debt issuance costs	6,715	10,702
Total principal amount of debt outstanding	737,973	825,474
LESS: Cash and cash equivalents	49,206	13,535
Net Total Debt (Non-GAAP)	$688,767	$811,939